EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Reports Improved Third Quarter Results

     CONCORD, NEW HAMPSHIRE, November 2, 2004 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) today announced financial results for the third quarter and first nine months of 2004.

Financial Results

     For the three months ended October 2, 2004, revenue increased 1% to $23,455,000 from $23,144,000 for the third quarter of 2003. Gross profit increased 4%, and divisional operating income increased 12%, reflecting slightly higher revenue and improved margins. Net income for this year's third quarter increased 46% to $1,331,000, or $0.18 per diluted share. This compares to net income for the third quarter of 2003 of $912,000, or $0.13 per diluted share, which included a loss of $0.01 per share from discontinued operations.

     For the nine months ended October 2, 2004, revenue increased 8% to $63,651,000 from $58,825,000 for the same period last year. Gross profit increased 15%, and divisional operating income increased 88%. The net loss for the first nine months of 2004 was $3,143,000, or $0.43 per share, which included a loss of $0.01 from discontinued operations and a $6,500,000 pre-tax charge for the adverse judgment in the Eurimex arbitration announced on June 10, 2004. This compares to a net loss for the first nine months of 2003 of $2,617,000, or $0.36 per share, which included pre-tax Eurimex expenses of $2,441,000.

Non-GAAP Financial Measures

     Management believes that the expenses associated with the Eurimex litigation are unusual, and that income excluding those expenses provides a better measure of Rock of Ages' operating performance for the nine-month period to date. Excluding the Eurimex expenses, income was $1,901,000, or $0.26 per diluted share, for the first nine months of 2004. For the first nine months of 2003, the net loss excluding Eurimex expenses was $723,000, or $0.10 per share. The following table reconciles net income (loss) to income (loss) excluding the expenses associated with the Eurimex lawsuit:

	Three Months Ended		Nine Months Ended
	Oct. 2,	Sep. 27,	Oct. 2,	Sep. 27,
($ In Thousands Except per Share Amounts)	2004	2003	2004	2003

Net income (loss)	$1,331	$912	$(3,143)	$(2,617)
Eurimex expenses, net of taxes	—	—	5,044	1,894

Income (loss) excluding Eurimex expenses	$1,331	$912	$1,901	$(723)

Per Share - Diluted
Net income (loss)	$0.18	$0.13	$(0.43)	(0.36)
Eurimex expenses, net of taxes	—	—	0.69	0.26

Net income (loss) excluding Eurimex expenses	$0.18	$0.13	$0.26	$(0.10)

Operations Review

     "Our quarrying and manufacturing operations generally continued to track our expectations in the third quarter, generating solid growth and cash flow. Demand for our granites remains strong, so we are comfortable with the outlook for these operations for the balance of 2004," said Chairman and CEO Kurt Swenson.

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Rock of Ages Reports Improved Third Quarter Results
November 2, 2004
Page Two

     "The primary focus in our retail operation is to implement systems and procedures that will position the business for sustained growth in sales and improved operating margin in the years ahead. Rick Wrabel, the new President of our Memorials Division, which includes our retail and manufacturing segments, is moving quickly to articulate a clear vision for the future and, as detailed in our press release of October 7, assemble the management team required to achieve it.

     "Among other significant steps, earlier this month Rick and his team launched a new retail compensation plan that eliminated the commission program that had been in place for most of our retail sales force and replaced it with a salary-and-performance-bonus system. This brings a uniform compensation system to all the retail operations we acquired over the years. In addition, by providing appropriate monetary incentives for our sales staff to expand distribution through partners in their regions, the new compensation system also will play an important role in our program to promote and sell our products through funeral homes and cemeteries that was rolled out at the same time. We are encouraged that our retail backlog was higher at the end of this year's third quarter than it was at the same time last year, even before these and other initiatives begin to affect our retail operations in 2005," Swenson said.

     Swenson added that the Company will have additional sales expense during the transition to the new compensation plan, since commission expense will be recognized on previous commission-based orders as they are set in cemeteries at the same time that the Company begins to pay salaries to its sales counselors. The Company estimates that the additional sales expense will amount to approximately $500,000 during the transition, most of which will fall into the fourth quarter of this year.

Dividend Declared

     The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.02 per share payable on December 15, 2004 to shareholders of record on November 15, 2004.

Conference Call

     Rock of Ages has scheduled a conference call at 11:00 a.m. ET. A live Webcast may be accessed from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available at these same Internet addresses, or at (800) 633-8284, reservation #21210211.

About Rock of Ages

Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute our strategy to expand our business through acquisitions, opening new stores, maintaining our relationships with independent retailers and forming and maintaining relationships with other death care professionals, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 2004. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

ROCK OF AGES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)(unaudited)

	Three Months Ended		Nine Months Ended

	Oct. 2,	Sep. 27,	Oct. 2,	Sep. 27
	2004	2003	2004	2003

Net Revenue:
Quarrying	$8,050	$7,710	$22,037	$18,724
Manufacturing	6,328	6,000	15,883	14,979
Retailing	9,077	9,434	25,731	25,122

Total net revenue	23,455	23,144	63,651	58,825

Gross profit:
Quarrying	4,282	3,307	8,912	6,021
Manufacturing	1,759	1,890	4,435	4,206
Retailing	5,110	5,504	14,584	14,140

Total gross profit	11,151	10,701	27,931	24,367

Selling, general and administrative expenses
Quarrying	868	747	2,570	2,264
Manufacturing	934	952	2,743	2,690
Retailing	5,292	5,372	15,461	15,596

Total SG&A expenses	7,094	7,071	20,774	20,550

Divisional operating income (loss)
Quarrying	3,414	2,560	6,342	3,757
Manufacturing	825	938	1,692	1,516
Retailing	(182)	132	(877)	(1,456)
Total Divisional operating income (loss)	4,057	3,630	7,157	3,817

Unallocated corporate overhead	1,356	1,188	3,959	3,694
Adverse judgment and legal expenses	—	—	6,500	2,441

Income (loss) from continuing
operations before interest and taxes	2,701	2,442	(3,302)	(2,318)

Interest expense	194	148	454	458

Income (loss) from continuing operations before taxes	2,507	2,294	(3,756)	(2,776)

Income tax expense (benefit)	1,166	1,335	(675)	(188)

Income (loss) from continuing operations	1,341	959	(3,081)	(2,588)

Discontinued operations, net of income taxes	(10)	(47)	(62)	(29)

Net Income (loss)	$1,331	$912	$(3,143)	$(2,617)

Per share information:
Net Income (loss) per share -basic
Income (loss) from continuing operations	$0.18	$0.14	$(0.42)	$(0.36)
Discontinued operations	(0.00)	(0.01)	(0.01)	(0.00)

Net Income (loss) per share - basic	0.18	0.13	(0.43)	(0.36)

Net Income (loss) per share -diluted
Income (loss) from continuing operations	0.18	0.14	(0.42)	(0.36)
Discontinued operations	(0.00)	(0.01)	(0.01)	(0.00)

Net Income (loss) per share - diluted	$0.18	$0.13	$(0.43)	$(0.36)

Weighted average number of common shares outstanding:
Basic	7,386	7,177	7,293	7,179
Diluted	7,471	7,215	7,293	7,179

ROCK OF AGES CORPORATION
COMPARATIVE BALANCE SHEETS
(US $ in thousands)(Unaudited)

	Oct. 2,	Dec. 31,
	2004	2003

ASSETS
CURRENT ASSETS
Cash & Cash Equivalents	$4,220	$3,227
Trade Receivables, net	16,281	15,587
Inventories	23,139	21,152
Other Current Assets	6,454	10,261
Assets of Discontinued Operations - Held for sale	744	817

TOTAL CURRENT ASSETS	50,838	51,044

OTHER ASSETS
C.S.V. Life Insurance	728	728
Goodwill	163	—
Other Intangibles	408	438
Deferred Tax Assets - Long Term	5,236	5,236
Intangible Pension Asset	904	904
Long-term Investments	4,159	501
Other	983	1,115

TOTAL OTHER ASSETS	12,581	8,922

FIXED ASSETS
Property and Equipment	75,313	69,657
Less Accumulated Depreciation	29,802	27,162

NET FIXED ASSETS	45,511	42,495

TOTAL ASSETS	$108,930	$102,461

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Borrowings under Line of Credit	$5,891	$4,751
Current Portion LTD	40	38
Current Installments of Deferred Compensation	327	327
Accounts Payable	1,715	1,651
Accrued Expenses	4,546	4,312
Customer Deposits	10,520	7,104
Liabilities of Discontinued Operations	—	17

TOTAL CURRENT LIABILITIES	23,039	18,200

Long-Term Debt, Excluding Current Portion	16,296	12,794
Deferred Compensation	6,493	5,999
Accrued Pension Cost	1,539	1,491
Deferred Tax Liability	109	107
Other Liabilities	873	901

TOTAL LIABILITIES	48,349	39,492

STOCKHOLDERS' EQUITY
Common Stock	74	72
Additional Paid In Capital	66,415	65,878
Retained Earnings	(5,210)	(2,067)
Other Comprehensive Income	(698)	(914)

TOTAL EQUITY	60,581	62,969

TOTAL LIABILITIES & EQUITY	$108,930	$102,461